Registration No. 333-103754

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-103754
UNDER THE SECURITIES ACT OF 1933
The Timken Company
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	34-0577130 (I.R.S. Employer Identification No.)
4500 Mt. Pleasant St. N.W. North Canton, Ohio 44720-5450
(Address of Principal Executive Offices Including Zip Code)
THE TIMKEN COMPANY SAVINGS PLAN FOR CERTAIN BARGAINING ASSOCIATES

(Full Title of the Plan)
Hansal N. Patel
Vice President, General Counsel and Secretary
4500 Mt. Pleasant St. N.W.
North Canton, Ohio 44720-5450
(234) 262-3000
(Name, Address and Telephone Number of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

The Timken Company, an Ohio corporation (the “Registrant”), is filing this Post-Effective Amendment on Form S-8 (the “Post-Effective Amendment”) to deregister any and all securities (including plan interests) that remain unissued or unsold under the Registrant’s Registration Statement on Form S-8 (No. 333-103754) (the “Registration Statement”) relating specifically to The Timken Company Savings Plan for Certain Bargaining Associates (the “Plan”). The Registration Statement registered 100,000 common shares, without par value, of the Registrant on March 11, 2003 for The Timken Company Savings Plan for Certain Bargaining Associates and its predecessor plans, plus an indeterminate amount of plan interests, to be offered and sold pursuant to the Plan. The offering pursuant to the Plan has concluded and, accordingly, this Post-Effective Amendment to the Registration Statement is being filed in order to deregister all securities specifically attributable to the Plan that were registered under the Registration Statement and remain unissued or unsold under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Canton, State of Ohio, on this 9th day of February, 2024.

THE TIMKEN COMPANY

By:	/s/ Hansal N. Patel
Hansal N. Patel
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: February 9, 2024	/s/ Richard G. Kyle
Richard G. Kyle
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date: February 9, 2024	/s/ Philip D. Fracassa
Philip D. Fracassa
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer and Principal Accounting Officer)

Date: February 9, 2024	/s/ Maria A. Crowe
Maria A. Crowe
Director

Date: February 9, 2024	/s/ Elizabeth Ann Harrell
Elizabeth Ann Harrell
Director

Date: February 9, 2024	/s/ Sarah C. Lauber
Sarah C. Lauber
Director

Date: February 9, 2024	/s/ John A. Luke, Jr.
John A. Luke, Jr.
Director

Date: February 9, 2024	/s/ Christopher L. Mapes
Christopher L. Mapes
Director

Date: February 9, 2024	/s/ James F. Palmer
James F. Palmer
Director

Date: February 9, 2024	/s/ Ajita G. Rajendra
Ajita G. Rajendra
Director

Date: February 9, 2024	/s/ Frank C. Sullivan
Frank C. Sullivan
Director

Date: February 9, 2024	/s/ John M. Timken, Jr.
John M. Timken, Jr.
Director

Date: February 9, 2024	/s/ Ward J. Timken, Jr.
Ward J. Timken, Jr.
Director

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plans referenced herein) have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 9th day of February, 2024.

THE TIMKEN COMPANY
SAVINGS PLAN FOR CERTAIN
BARGAINING ASSOCIATES

By:	/s/ Philip D. Fracassa
Name:	Philip D. Fracassa
Title:	Executive Vice President and
Chief Financial Officer